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                                                                EXHIBIT 23.4







                      CONSENT OF INDEPENDENT ACCOUNTANTS







We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of Metrocall, Inc. of our report dated February 13, 1996, except to NOTE M for which the date is September 30, 1996, relating to the financial statements of Parkway Paging, Inc. which is appearing in the current Repoort on Form 8-K/A of Metrocall, Inc. dated October 1, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



/s/ HUTTON, PATTERSON & COMPANY
Hutton, Patterson & Company
Dallas, Texas
November 7, 1996